              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 18, 1996, accompanying the consolidated financial statements included in the Annual Report of AmTec, Inc. (formerly AVIC Group International, Inc.) on Form 10-KSB for the year ended March 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of AmTec, Inc. (formerly AVIC Group International, Inc.) on Forms S-8 (File nos. 333-15925, 333-20839, and 333-26435).



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 14, 1997